HCI VIOCARE

NOTICE OF STOCK AWARD
PARASKEVI PILARINOU of resident of 34, PROIKONNISSOU ST. NEA SMYRNI 17124, GREECE, you have been granted a stock award of the Common Stock (the "Common Stock") of HCI Viocare as follows:

Grant number:	0018
Date of Grant:	December 12, 2017
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	2,000,000 COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:
•	Fully vested on grant date